Exhibit 10.24

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SENIOR SECURED PROMISSORY NOTE

Date of Issuance

US $5,000,000.00	October 15, 2024

FOR VALUE RECEIVED, Picard Medical, Inc. a Delaware corporation (the “Company”), hereby promises to pay to the order of (the “Holder”), the principal sum of US $5,000,000.00 (US five million dollars) (the “Principal Amount”), together with interest thereon from the date a deposit is received under the issuance of this secured promissory note (this “Note”). Interest will accrue at a rate of 6.0% per annum and shall be paid in cash on the Maturity Date. The principal and accrued interest of this Note will be due and payable by the Company in cash on the Maturity Date, which is defined as 365 days from the receipt of a deposit from a Holder at any time on or after October 15, 2025 (the “Maturity Date”) at the Company’s written election or upon written demand by the Holder. Notwithstanding the foregoing sentence, the Company may, with the written consent of Holder, elect to extend the Maturity Date to a date set forth in a written notice from the Company to the Holder (any such new date, a “New Maturity Date”) and, on the date on which such written consent of Holder is obtained with respect to any such election, the applicable New Maturity Date shall automatically become the “Maturity Date”.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal and/or interest may be made by the Company at any time with no penalty or fee. All interest under this Note shall be computed on a daily basis based upon the outstanding principal amount of this Note as of the applicable date of determination.

2. Definitions. Any terms used in this Note that are defined in the Code (as defined below) shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. The following capitalized terms used in this Note have the following meanings:

“Audit Trail” means with respect to each Contract constituting Paper Out Chattel Paper, a document listing the history, including, without limitation, the original electronic execution as well as any alterations, modifications, amendments, communications, duplications, and print-outs while such Contract constituted “electronic chattel paper” (within the meaning of the Code), and the conversion to tangible chattel paper, of any such requested Paper Out Chattel Paper while it was subject to the eOriginal System.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change of Control” means:

(a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets;

Picard Medical, Inc. — Secured Note

(b) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting power of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(c) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company’s capital stock if, after such closing, such person or group or Person controlled, directly or indirectly, by the Persons or entities in the foregoing clauses (a) and/or (b)) would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities with more than 50% of the outstanding voting power of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Change of Control” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets of the Company, including without limitation all of the Company’s right, title and interest in and to each of the following, whether now owned or hereafter acquired or arising and wherever located:

(a) Accounts,

(b) Books and records,

(c) Chattel Paper (including, without limitation, Equipment Leases and Equipment Loans),

(d) Deposit Accounts,

(e) Equipment and Fixtures,

(f) General Intangibles,

(g) Inventory,

(h) Investment Related Property,

(i) Negotiable Collateral,

(j) Supporting Obligations,

(k) Commercial Tort Claims,

(l) money, Cash Equivalents, or other assets, and

Picard Medical, Inc. — Secured Note

(m) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, books and records, Chattel Paper,Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Company or the Holder from time to time with respect to any of the Investment Related Property.

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code). “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Holder, executed and delivered by the Company, the Holder, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). “Deposit Account” means any deposit account (as that term is defined in the Code).

“Equipment” means equipment (as that term is defined in the Code) other than Vehicles. “Event of Default” means the occurrence of any of the following:

(i) The Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of principal or interest on this Note when due, and such failure to pay is not cured within thirty (30) days after the due date; or

(ii) The Company is dissolved, terminated, or ceases to operate its business; or

(iii) The occurrence of a Change of Control; or

(iv) The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the United States Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.

“Fixtures” means fixtures (as that term is defined in the Code).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

Picard Medical, Inc. — Secured Note

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, and Negotiable Collateral.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Inventory” means inventory (as that term is defined in the Code).

“Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

“Paper Out Chattel Paper” means each Contract (including any supplements thereto) (i) that has been originated by the Company, (ii) that has been executed electronically by the parties thereto through the eOriginal System, (iii) that has previously constituted “electronic chattel paper” under the Code, (iv) that has been converted to, by use of the eOriginal System, and constitutes “tangible chattel paper” under the Code, and (v) for which no Authoritative Electronic Copy or tangible copy or embodiment purporting to be the authoritative copy or original of such Contract exists.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Pledged Companies” means each Person, all or a portion of whose capital stock is acquired or otherwise owned by the Company after the date hereof.

Picard Medical, Inc. — Secured Note

“Pledged Interests” means all of the Company’s right, title and interest in and to all of the capital stock now owned or hereafter acquired by such Person, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the capital stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of the Company’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of the Company’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Securities Account” means a securities account (as that term is defined in the Code). “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

3. Security Interest

3.1 Grant of Security Interest. The Company hereby unconditionally grants, assigns and pledges to the Holder a continuing security interest in all of the Company’s right, title and interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all sums due under this Note in accordance with the terms and conditions of this Note. The Holder’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Company or the Holder. Without limiting the generality of the foregoing, this Note secures the payment of all amounts which constitute part of this Note and would be owed by the Company to the Holder under this Note, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving the Company due to the existence of such Insolvency Proceeding.

3.2 Company Remains Liable. Anything herein to the contrary notwithstanding, (a) the Company shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Note had not been executed, (b) the exercise by the Holder of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Holder shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor shall the Holder be obligated to perform any of the Company’s obligations or duties thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Note, the Company shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its businesses, subject to and upon the terms hereof.

Picard Medical, Inc. — Secured Note

3.3 Delivery of Certain Collateral; Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that the Holder determines that perfection or priority of the Holder’s security interest is dependent on or enhanced by possession (or control, in the case of electronic Chattel Paper), the Company shall (i) promptly endorse and deliver physical possession of such Negotiable Collateral to the Holder, and (ii) in the case of any Negotiable Collateral constituting electronic Chattel Paper, take any and all commercially reasonable steps to ensure that the Holder’s security interest in and to such electronic Chattel Paper shall, to the extent applicable, and to the reasonable satisfaction of the Holder, continuously be perfected by “control,” in accordance with Section 9-105 of the Code.

3.4 Collection of Accounts, General Intangibles and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, the Holder or the Holder’s designee may (a) notify Account Debtors of the that the Company’s Accounts, Contracts, Chattel Paper, or General Intangibles have been assigned to the Holder or that the Holder has a security interest therein or (b) take possession of, and collect, the Company’s, Accounts, Contracts, Chattel Paper or General Intangibles.

3.5 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

(a) The Company authorizes the Holder to file in any appropriate filing office: (i) any financing statement describing Collateral to perfect the Holder’s Lien in any of the Collateral, and the Holder may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral including without limitation any Commercial Tort Claims, and (ii) any amendment or continuation of any filed financing statement.

(b) If the Company acquires any commercial tort claim after the date hereof, the Company shall promptly (but in any event within three (3) Business Days after such acquisition) deliver to the Holder a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to the Holder, granting to the Holder, as security for the payment of the obligations under this Note, a perfected security interest in all of the Company’s right, title, and interest in and to commercial tort claim.

(c) At any time upon the request of the Holder, the Company shall execute and deliver to the Holder, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Company Documents”) that the Holder may reasonably request, in form and substance satisfactory to the holder, to create, perfect and continue perfected or better perfect the Holder’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated by this Note. In addition, on such periodic basis as the Holder shall reasonably require, the Company shall (i) provide the Holder with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by the Company during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by the Company that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Company’s ownership thereof, and (iii) cause to be prepared, executed, and delivered to the Holder schedules to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, that the Company shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless (A) the Company provides the Holder with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (B) prior to such registration, the Company executes and delivers to the Holder a copyright security agreement in form and substance satisfactory to the Holder, supplemental schedules to any existing copyright security agreement, or such other documentation as the Holder reasonably deems necessary in order to perfect and continue perfected the Holder’s Liens on such copyrights following such registration.

Picard Medical, Inc. — Secured Note

3.6 Power of Attorney. The Company hereby irrevocably makes, constitutes, and appoints the Holder (and any of the Holder’s officers, employees, or agents designated by the Holder) as the Company’s true and lawful attorney, with power to, at any time that an Event of Default has occurred and is continuing, (i) sign the Company’s name on any invoice or bill of lading relating to the Collateral, drafts against the Company or Account Debtors, or notices to Account Debtors, (ii) send requests for verification of any the Company’s Accounts, (iii) endorse the Company’s name on any Collection item that may come into the Holder’s possession, (iv) make, settle, and adjust all claims under the Company’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, (v) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (vi) prepare, file, and sign the Company’s name to a proof of claim in bankruptcy or similar document against any Account Debtor, or to any notice of lien, assignment, or satisfaction of lien or similar document in connection with any of the Collateral, (vii) receive, open and dispose of all mail addressed to the Company, and notify postal authorities to change the address for delivery thereof to such address as the Holder may designate, (viii) use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Collateral, (ix) settle and adjust disputes and claims respecting the Company’s Accounts, Contracts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that the Holder determines to be reasonable, and the Holder may cause to be executed and delivered any documents and releases that the Holder determines to be necessary, (x) at any time file UCC-3 assignments reflecting the Holder as assignee of the Company with respect to UCC-1 financing statements filed by the Company in connection with Collateral, (xi) cause each Account Debtor’s insurers to add the Holder as loss payee under the relevant insurance policy, (xii) endorse any Negotiable Collateral documentation, and (xiii) do all other acts and things necessary, in the Holder’s determination, to fulfill the Company’s obligations under this Note. The appointment of the Holder as the Company’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the principal and interest then due and owing under this Note has been repaid in full in cash.

3.7 Right to Inspect and Verify. The Holder (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, upon the occurrence and during the continuation of an Event of Default, (a) to inspect and examine the Company’s books and records and the Collateral, (b) to communicate directly with any and all Account Debtors to verify the existence and terms of Collateral, (c) to check, test, appraise, and value the Collateral (including an audit of all Paper Out Chattel Paper and Audit Trails), or any portion thereof, in order to verify the Company’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, and (d) to require the Company to deliver to the Holder copies of Audit Trails for any Paper Out Chattel Paper promptly upon the Holder’s request (but in any event within two (2) Business Days following request therefor), and the Company shall permit any designated representative of the Holder to visit and inspect any of the properties of the Company to inspect and to discuss its finances and properties and Collateral during normal business hours.

Picard Medical, Inc. — Secured Note

3.8 Control Agreements. The Company agrees that (a) it will take any and all commercially reasonable steps for the Holder to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9- 106 and 9-107 of the Code with respect to all of the Company’s Securities Accounts, Deposit Accounts, electronic Chattel Paper, Investment Related Property and letter-of-credit rights, and (b) it will not transfer assets out of any Deposit Account or Securities Accounts other than as permitted under this Note, and, if to another depositary institution or securities intermediary, unless the Company, the Holder, and the substitute depository institution or securities intermediary, as applicable, have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Deposit Account, Securities Accounts or other Investment Related Property shall be modified by the Company without the prior written consent of the Holder. Upon the occurrence and during the continuation of an Event of Default, the Holder may notify any depository institution or securities intermediary to liquidate the applicable Deposit Account, Securities Account or any related Investment Related Property maintained or held thereby and remit the proceeds thereof to the Holder’s Account.

3.9 Limitations on Actions to Perfect, Etc. Notwithstanding anything to the contrary, the Company shall not be obligated to take any actions to create, perfect or otherwise protect any security interest granted herein in any jurisdiction other than the United States and any state within the United States.

4. Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, as of the date hereof, the Company hereby represents and warrants to the Holder as follows:

4.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

4.2 Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

This Note, when executed and delivered by the Company, will constitute the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Use of Proceeds. The Company will use the net proceeds (net of transaction fees and expenses incurred by the Company) from the sale of the Note for general corporate purposes, working capital, research and development, and other business expenses, including, without limitation those that may be incurred in pursuing additional equity financing.

5. Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, as of the date hereof, the Holder hereby represents and warrants to the Company as follows:

5.1 Authorization. The Holder has full power and authority to enter into this Note and to perform all obligations required to be performed by it hereunder.

Picard Medical, Inc. — Secured Note

5.2 Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to this Note.

5.3 Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning this Note. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Note. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in this Note. In deciding to purchase this Note, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in this Note is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in this Note or made any finding or determination concerning the fairness or advisability of this investment.

5.4 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.

5.5 Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the state or province identified in the address shown on the Holder’s signature page hereto.

6. Information Rights. For a period beginning on the date hereof, the Company shall deliver to Holder the following:

6.1 as soon as practicable after the end of each fiscal year of the Company, its unaudited (i) balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) statement of stockholders’ equity as of the end of such year;

6.2 as soon as practicable after the end of each quarter of each fiscal year of the Company, its unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter; and

6.3 such financial information of the Company as is available to the public or that is available to the Company and that can be shared by the Company in compliance with applicable agreements, regulatory requirements and applicable law.

7. Inspection Rights. The Company shall permit Holder, at such Holder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 7 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

Picard Medical, Inc. — Secured Note

8. Confidentiality; Publicity. The Holder shall keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 8 by the Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s Confidential Information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however,that the Holder may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoringits investment in the Company; (ii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Holder in the ordinary course of business, provided that the Holder informs such Personthat such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimizethe extent of any such required disclosure. Except as otherwise permitted pursuant to this Note, the Holder shall not make, or permit any of its affiliates or representatives to make, any public announcement(including, without limitation, providing any comments or information to any news, magazine, newspaper,radio, online, or television organization or to any representative of the media) regarding or relating to the Company or its business without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that the Holder and its affiliates may make public announcements required by applicable law or stock exchange regulation; provided, further, that such Holder will provide the Company with a reasonable opportunity to review and comment on the forms of any such public announcements prior to making them. For purposes of the foregoing, “Confidential Information” means any information and data of the Company or any of its subsidiaries that is directly or indirectly provided to Holder pursuant to the terms of this Note or otherwise, anything pertaining to any such entities’ intellectual property, patent applications, processes, trade secrets, clients, customers, suppliers, vendors, investors, lenders, salesand marketing information, business and financial plans, information regarding ongoing litigation, pricinginformation, drawings, know-how, technical information, operating techniques, prototypes, financial data,design information, products, product development, government contracting, contract applications, competitive analysis, and any other proprietary or confidential information relating to the business or affairsof the Company or any of its subsidiaries whether in oral or written form, together with all analyses, compilations, forecasts, studies or other documents or records prepared by the Company or any of its subsidiaries or any of their respective agents or representatives based in whole or in part on the foregoing

9. Events of Default.

9.1 Generally. If any Event of Default has occurred, the Holder of this Note may declare all amounts due under the Note (including without limitation all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof without further notice or demand.

9.2 Rights and Remedies. During the occurrence and continuation of an Event of Default, the Holder of this Note shall also have and may exercise any and all other rights or remedies which the Holder may have under this Note or contract or agreement at any time and any other rights or remedies which the Holder may have pursuant to applicable law.

Picard Medical, Inc. — Secured Note

9.3 Company Waiver. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

9.4 No Waiver by Holder. No waiver by Holder of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Holder of any of its rights under this Note or otherwise shall be considered a waiver of any other or subsequent right. No delay or omission by Holder in exercising any right under this Note shall impair such right or be construed as a waiver or any acquiescence, nor shall any single or partial exercise of any such right preclude other or further exercise of, or the exercise of any other right under this Note or otherwise.

All rights available to Holder under this Note shall be cumulative of and in addition to all other rights granted to Holder at law or in equity, whether or not the Note be due and payable and whether or not Holder shall have instituted any suit for collection, foreclosure, or other action under or in connection with this Note.

10. Miscellaneous.

10.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties hereto. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note. Neither this Note nor the rights in this Note are transferable or assignable, by operation of law or otherwise, by either party hereto without the prior written consent of the other; provided, however, that this Note and/or its rights may be assigned without the Company’s consent by the Holder to the Holder’s estate, heirs, executors, administrators, guardians and/or successors in the event of Holder’s death or disability, and provided, further, that the Company may assign this Note in whole, without the consent of the Holder, in connection with a reincorporation to change the Company’s domicile.

10.2 Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

10.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

Picard Medical, Inc. — Secured Note

10.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 10.5).

10.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee, commission, or any other amount in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee or other amounts arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

10.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable and documented attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.9 Each party to this Note shall indemnify the other, each of their respective affiliates and each of their respective officers, directors, employees, attorneys, and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys’ fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of this Note or any document executed in connection with this Note, (b) any of the transactions contemplated by this Note, (c) any breach of any representation, warranty, covenant, or other agreement contained in this Note or any document executed in connection with this Note, (d) the presence, release, threatened release, disposal, removal, or cleanup of any hazardous material located on, about, within or affecting any of the properties or assets of the Company or any subsidiary, (e) the use or proposed use of any letter of credit, or (f) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding, relating to any of the foregoing, or (h) any hedge agreement. Without limiting any provision of this Note or of any other document executed in connection with this Note, it is the express intention of the parties that each person to be indemnified under this section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys’ fees) arising out of or resulting from the sole contributory or ordinary negligence of such person; provided, however, the indemnities provided in this Section do not extend to losses, liabilities, claims, or damages caused by such party’s gross negligence or intentional misconduct.

10.10 Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

Picard Medical, Inc. — Secured Note

10.11 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

10.12 Exculpation by Holder. The Holder acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.

10.13 Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock that occur prior to the Maturity Date of this Note.

10.14 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

10.15 Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

10.16 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

10.17 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.18 Usury Laws. It is the intention of the Company and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment.

[SIGNATURE PAGES FOLLOW]

Picard Medical, Inc. — Secured Note

IN WITNESS WHEREOF, the Parties have executed this Secured Promissory Note as of the dates next to the signatures below.

Sincerely,

Picard Medical Inc.

/s/ Patrick NJ Schnegelsberg
By:	Patrick NJ Schnegelsberg
Its:	Chief Executive Officer

Agreed to this date of:	10/15/2024

[Lender]

Name:	Richard Fang, Fang Family Fund, LLC- Series II (“FFF II”)

Signature:	/s/ Richard Fang

Agreed to this date of:	10/16/2024

Address: 7255 Laredo St, Las Vegas, NV 89117

Amount paid by Lender to the Company for the Note:

US$: 700,000

US$ (in words): Seven hundred thousand dollars

[Signature page]

Signature Page to Picard Medical, Inc. —Secured Note

CONFIDENTIAL

PICARD MEDICAL INC.

SENIOR SECURED PROMISSORY NOTE OFFERING

TERM SHEET

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES. THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. ALL THE INFORMATION CONTAINED HEREIN IS AS OF THE DATE OF THIS TERM SHEET, AND NEITHER THE DELIVERY OF THIS TERM SHEET NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE SUCH DATE.

Section I: Senior Secured Promissory Note

We have prepared this Term Sheet (“Term Sheet”) for distribution for confidential use in evaluating an investment in a Senior Secured Promissory Note. This Term Sheet contains only selected information and does not purport to include all information that might be required in a prospectus or registration statement used in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”).

Issuer:	Picard Medical, Inc. (“we” or the “Company”).

Summary of the Offering:	The Company is seeking to raise an aggregate amount of up to $5,000,000.00 (US five million dollars) in principal amount of a senior secured promissory note (the “Note”) of the company.

Interest Rate:	Paid in kind simple interest shall accrue at the rate of 6% per annum based on a 365-day year.

Term:	The principal and accrued interest of this Note will be due and payable by the Company in cash at any time before or after twelve (12) months from the date of the transfer of funds (the “Maturity Date”) at the Company’s written election or upon written demand by the Holder. Notwithstanding the foregoing sentence, the Company may, with the written consent of Holder, elect to extend the Maturity Date.

Investment Experience	The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.

Officers & Directors not Liable	In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

Payments:	All payments will be made in United States Dollars at a place and method as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to the principal. Prepayment of principal and/or interest may be made by the Company at any time with no penalty or fee. All interest under this Note shall be computed daily based upon the outstanding principal amount of this Note as of the applicable date of determination.

IPO or Financing:	In the event the Company consummates, while the Loan remains outstanding, an initial public offering (an “IPO”), then all principal, together with all unpaid accrued interest under the Loan, shall automatically be repaid in full including both principal and any accrued interest without prepayment penalty.

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CONFIDENTIAL

In the event the Company consummates another equity, debt, or other financing (a “Financing”) prior to an IPO, then the terms of this Loan Agreement shall be amended and restated to match the terms of such debt financing at the Lender’s option.

Change of Control:	In the event of a merger or consolidation of the Company, sale of all or substantially all of the Company’s assets or a sale of all or at least a majority of outstanding equity securities of the Company (a “Sale of the Company”) any time prior to conversion or repayment of the Loan, then notwithstanding any provision of the Loan to the contrary, (i) the Company will give the Lender at least 30 days’ prior written notice of the anticipated closing date of such Sale of the Company and (ii) the Company will pay to the holder of the Note an amount equal to the aggregate amount of principal and unpaid interest then outstanding under such Loan in full satisfaction of the Company’s obligations under this Note.

Events of Default:	The terms of the Notes contain events of default as are typically contained in promissory notes such as the Notes, including 1. Failure of the Company to make payments under the Notes within 90 days of when due; 2. The Company’s default in its performance under the Note Purchase Agreement or the Notes, which default has not been cured within 90 days of Company being notified of the same; 3. Voluntary bankruptcy petitions (or the like) filed by the Company; and 4. Involuntary bankruptcy petitions (or the like) filed against the Company.

Upon an event of default, the outstanding principal amount of the Notes plus any accrued interest due thereunder shall become immediately due and payable upon the demand of the Requisite Holders.

Grant of Security Interest:	The Company hereby unconditionally grants, assigns and pledges to the Holder a continuing security interest in all of the Company’s right, title and interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all sums due under this Note in accordance with the terms and conditions of this Note.

Note Purchase Agreement:	The Note will be issued pursuant to a Senior Secured Promissory Note Purchase Agreement between the Company and the Lender.

Amendments:	The Senior Secured Promissory Note Purchase Agreement may be amended, and any provision thereunder may be waived by written consent of the Company and the Lender.

Expenses:	The Company and the Lender of the Note shall each bear their own legal and other expenses with respect to the transactions contemplated by this Term Sheet.

Confidentiality:	The Company and the Lender in the Note agrees not to disclose the terms of this Term Sheet except to its officers, board members, accountants, or attorneys.

[Remainder of this page left blank intentionally]

[Signature page follows]

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CONFIDENTIAL

Section II: Signatures

Please indicate your agreement with and acceptance of the foregoing by countersigning, where indicated below.

Sincerely,

Picard Medical Inc.

/s/ Patrick NJ Schnegelsberg
By:	Patrick NJ Schnegelsberg
Its:	Chief Executive Officer

Agreed to this date of:	10/15/2024

[Lender]

Name:	Richard Fang, Fang Family Fund, LLC- Series II (“FFF II”)

Signature:	/s/ Richard Fang

Agreed to this date of:	10/16/2024

Address: 7255 Laredo St, Las Vegas, NV 89117

Amount paid by Lender to the Company for the Note:

US$: 700,000

US$ (in words): Seven hundred thousand dollars

[Signature page]

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